Exhibit 99.1

Investor Contact:  Tom Fitzsimmons, tom_fitzsimmons@avid.com, 978-640-3346

Media Contact:  Lisa Pistacchio, lisa_pistacchio@avid.com, 650-731-6823

Avid Announces Third Quarter 2008 Results and Continued Business Transformation

TEWKSBURY, Mass., October 23, 2008 — Avid Technology, Inc. (Nasdaq: AVID) today reported revenue of $217.1 million for the three-month period ended September 30, 2008, compared to $226.8 million for the same period in 2007. GAAP net loss for the quarter was $66.4 million, or $1.80 per share, compared to GAAP net loss of $5.9 million, or $.14 per share, in the third quarter of 2007.

GAAP net loss in the third quarter of 2008 included goodwill and intangible asset impairment charges associated with the 2005 Pinnacle acquisition, amortization, stock-based compensation, restructuring charges and related tax adjustments totaling $62.0 million. Excluding these items, non-GAAP loss per share was $.12. For the third quarter of 2007, GAAP net loss included $21.0 million of amortization, stock-based compensation, restructuring charges, other costs and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.37 in the third quarter of 2007.

As part of the company’s business transformation efforts, Avid also announced today plans to divest the Softimage® 3D animation product line. In addition, the company announced a reduction in workforce to better align its cost structure around the core businesses.

“We’ve made solid progress in transforming Avid, by organizing around our customers, delivering solutions that will help our customers succeed, and taking necessary steps to align our cost structure to support our core product lines.” said Gary Greenfield, Avid’s chairman and CEO. “We are pleased with our progress and plan to leverage Avid’s collective audio and video strengths, from the consumer to the enterprise, in ways that will deliver sustainable value to customers and prospects.”

Revenue for the nine-month period ended September 30, 2008 was $638.2 million, compared to revenue of $671.1 million for the same period in 2007. GAAP net loss for the first nine months of 2008 was $97.9 million, or $2.59 per share, compared to GAAP net loss of $11.8 million, or $.29 per share, for the same period in 2007. GAAP net loss for the nine-month period ended September 30, 2008 included $82.0 million of impairment charges, amortization, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, the non-GAAP loss per share was $.42 per share for the first nine months of 2008. GAAP net loss for the nine-month period ended September 30, 2007 included $45.8 million of amortization, stock-based compensation, restructuring charges, other costs and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.82 for the first nine months of 2007.

At September 30, 2008, the company’s cash balance was $122.4 million, down $102.0 million since the end of 2007. During the first quarter of 2008, the company used $93.2 million in cash to repurchase 4.3 million shares of common stock under the previously-announced share buyback program.

Recent Highlights

•

The release of Avid® DS 10 – a solution designed to save customers time and money by offering professional editing, compositing, keying, image retouching, and paint and graphics capabilities in a single application.

•	The introduction of Avid automation to the European marketplace for the first time – integrating the broadcast master control solutions Avid acquired from Sundance Digital.
•

Business Week named Avid’s Digidesign® 003® Factory, a portable digital audio production console for aspiring musicians and producers, as a recipient of this year’s prestigious IDEA Award for Best Global Design. The 003 Factory was awarded a bronze medal in the highly competitive Entertainment category. M-Audio also received the prestigious Best Buy BRAVO! Award in the Musical Instruments category.

•

All of the Emmy® Award winners across 31 Outstanding Picture Editing, Outstanding Sound Editing/Mixing, and Outstanding Program categories at the 60th Annual Emmy Awards used at least one system from Avid to create this year’s top television programming. A majority of these programs employed workflows consisting of multiple systems from the various Avid brands. In total, more than 140 nominees in 38 categories used Avid brand systems.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for net income and diluted earnings per share for the three- and nine-month periods ended September 30, 2008 and 2007 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s third quarter 2008 financial results will be held today, October 23, 2008, at 4:30 p.m. EDT. The call will be open to the public and can be accessed by dialing (719) 457-2617 and referencing confirmation code 3538405. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its transformation strategy and meet customer needs, market acceptance of Avid’s existing and new products, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.

Avid is a worldwide leader in tools for film, video, audio, 3D animation, gaming and broadcast professionals – as well as for home audio and video enthusiasts. Avid professional and consumer brands include Avid, Digidesign, M-Audio®, Pinnacle Systems®, Sibelius®, Softimage and Sundance Digital®. The vast majority of primetime television shows, feature films, commercials and chart-topping music hits are made using one or more Avid products. Whether used by seasoned professionals or beginning students, Avid’s products and services enable customers to work more efficiently, productively and creatively. Avid received an Oscar® statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer® system for motion picture editing. For more information about the company’s Oscar, Grammy® and Emmy award-winning products and services, visit www.avid.com.

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© 2008  Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, M-Audio, Pinnacle Systems, Sibelius, Softimage, Sundance Digital and 003 are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Emmy is a registered trademark of ATAS/NATAS. Academy Awards and Oscar are trademarks and service marks of the Academy of Motion Picture Arts and Sciences. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenues:
Products	$183,686	$198,817	$540,977	$583,630
Services	33,380	28,009	97,218	87,420
Total net revenues	217,066	226,826	638,195	671,050

Cost of revenues:
Products	94,303	93,397	272,004	279,100
Services	18,744	16,054	55,760	49,487
Amortization of intangible assets	1,249	4,096	6,773	13,329
Restructuring costs	—	2,797	—	2,797
Total cost of revenues	114,296	116,344	334,537	344,713

Gross profit	102,770	110,482	303,658	326,337

Operating expenses:
Research and development	37,825	36,471	115,307	112,657
Marketing and selling	53,638	48,832	159,224	157,031
General and administrative	19,734	20,514	61,169	56,064
Amortization of intangible assets	3,307	3,432	10,017	10,295
Impairment of goodwill and intangible asset	51,257	—	51,257	—
Restructuring costs, net	2,107	6,297	4,107	8,072
Total operating expenses	167,868	115,546	401,081	344,119

Operating loss	(65,098)	(5,064)	(97,423)	(17,782)

Interest and other income (expense), net	507	1,980	2,605	5,898
Loss before income taxes	(64,591)	(3,084)	(94,818)	(11,884)

Provision for (benefit from) income taxes, net	1,800	2,769	3,106	(52)

Net loss	$(66,391)	$ (5,853)	$(97,924)	$(11,832)

Net loss per common share – basic and diluted	$(1.80)	$(0.14)	$(2.59)	$(0.29)

Weighted-average common shares outstanding – basic and diluted	36,960	40,798	37,739	40,963

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Summary of the Company's revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Professional Video	$117,202	$118,855	$327,190	$351,844
Audio	72,231	77,320	220,785	233,006
Consumer Video	27,633	30,651	90,220	86,200
Total revenues	$217,066	$226,826	$638,195	$671,050

Contribution Margin:
Professional Video	$14,852	$ 20,747	$ 24,095	$ 44,484
Audio	8,119	14,327	29,615	39,589
Consumer Video	(4,761)	1,218	(4,231)	3,753
Segment contribution margin	18,210	36,292	49,479	87,826

Less: Unallocated costs and expenses:
Common costs and operating expenses	(21,031)	(20,396)	(63,658)	(57,649)
Amortization of acquisition-related intangible assets	(4,556)	(7,528)	(16,790)	(23,624)
Impairment of goodwill and intangible asset	(51,257)	—	(51,257)	—
Stock-based compensation	(4,357)	(3,988)	(11,090)	(12,091)
Restructuring costs, net	(2,107)	(9,094)	(4,107)	(10,869)
Other costs	—	(350)	—	(1,375)
Consolidated operating loss	$(65,098)	$ (5,064)	$(97,423)	$(17,782)

Reconciliation of GAAP net loss to Non-GAAP net income (loss):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
GAAP net loss	$(66,391)	$ (5,853)	$(97,924)	$(11,832)

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	4,556	7,528	16,790	23,624
Impairment of goodwill and intangible asset	51,257	—	51,257	—
Stock-based compensation	4,357	3,988	11,090	12,091
Restructuring costs, net	2,107	9,094	4,107	10,869
Other costs	—	350	—	1,375
Related tax adjustments	(240)	74	(1,288)	(2,140)
Non-GAAP net income (loss)	$ (4,354)	$ 15,181	$(15,968)	$ 33,987

Weighted-average common shares outstanding - diluted	36,960	41,234	37,739	41,521

Non-GAAP net income (loss) per common share - diluted	$(0.12)	$0.37	$(0.42)	$0.82

	Three Months Ended		Nine Months Ended
Stock-based compensation included in:	September 30,		September 30,
	2008	2007	2008	2007
Cost of products revenues	$ 177	$ 182	$ 480	$ 505
Cost of services revenues	144	248	408	696
Research and development expenses	763	1,018	2,215	3,415
Marketing and selling expenses	1,470	1,092	3,108	3,228
General and administrative expenses	1,803	1,448	4,879	4,247
	$ 4,357	$ 3,988	$ 11,090	$ 12,091

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2008	2007
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$ 122,434	$ 224,460
Accounts receivable, net of allowances of $20,390 and $20,784
at September 30, 2008 and December 31, 2007, respectively	112,144	138,692
Inventories	122,867	117,324
Prepaid and other current assets	35,683	36,788
Total current assets	393,128	517,264

Property and equipment, net	41,734	46,160
Intangible assets, net	49,980	71,427
Goodwill	313,924	360,584
Other assets	10,801	10,518

Total assets	$ 809,567	$ 1,005,953

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 29,471	$ 34,992
Accrued expenses and other current liabilities	89,003	93,912
Deferred revenues	79,963	79,771
Total current liabilities	198,437	208,675

Long-term liabilities	16,197	17,495
Total liabilities	214,634	226,170

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	977,735	968,339
Accumulated deficit	(264,024)	(155,722)
Treasury stock at cost, net of reissuances	(126,327)	(45,823)
Accumulated other comprehensive income	7,126	12,566
Total stockholders' equity	594,933	779,783

Total liabilities and stockholders' equity	$ 809,567	$ 1,005,953